Exhibit 99.1

BlackBerry Announces Proposed Private Offering of $160 Million of Convertible Senior Notes

Waterloo, Ontario – January 23, 2024 (BUSINESS WIRE) – BlackBerry Limited (NYSE: BB; TSX: BB) (“BlackBerry”) announced today that it intends to offer, subject to market and other conditions, $160 million aggregate principal amount of Convertible Senior Notes due 2029 (the “notes”) in a private offering. The notes will be offered only to persons reasonably believed to be qualified institutional buyers in accordance with Rule 144A under the Securities Act of 1933, as amended (the “Securities Act”), and pursuant to prospectus exemptions in Canada and other jurisdictions. BlackBerry also expects to grant the initial purchasers of the notes the option to purchase, within a 13-day period beginning on, and including, the date on which the notes are first issued, up to an additional $25 million aggregate principal amount of the notes.

BlackBerry intends to use the net proceeds from the offering of the notes to fund the repayment or repurchase of its outstanding $150 million aggregate principal amount of 1.75% extendible convertible unsecured debentures due February 15, 2024 (the “Existing Debentures”) and the remainder, if any, for general corporate purposes.

The notes will be BlackBerry’s general unsecured obligations, ranking senior to BlackBerry’s obligations under the Existing Debentures. The notes will mature on February 15, 2029, unless earlier converted, redeemed or repurchased. BlackBerry may satisfy any conversions of the notes by paying or delivering, as the case may be, cash, its common shares or a combination of cash and its common shares, at BlackBerry’s election (or, in the case of any notes called for redemption that are converted during the related redemption period, solely its common shares). The interest rate on, the initial conversion rate of, and other terms of the notes will be determined at the time of pricing of the offering.

The closing of the offering will be subject to customary conditions, including approval from the Toronto Stock Exchange.

The offer and sale of the notes and the common shares issuable upon conversion of the notes, if any, have not been registered under the Securities Act or any state securities laws. Unless a subsequent sale is registered under the Securities Act, the notes and the common shares issuable upon conversion of the notes, if any, may only be offered or sold in the United States in a transaction that is exempt from, or in a transaction not subject to, the registration requirements of the Securities Act and other applicable securities laws.

This press release does not constitute an offer to sell or a solicitation of an offer to buy any of these securities nor shall there be any sale of these securities in any state or jurisdiction in which such an offer, solicitation or sale would be unlawful prior to the registration or qualification under the securities laws of any such state or jurisdiction. Any offers of the notes will be made only to persons reasonably believed to be qualified institutional buyers by means of a private offering memorandum in accordance with Rule 144A under the Securities Act. The notes will be offered in Canada and other jurisdictions under available prospectus exemptions.

About BlackBerry

BlackBerry (NYSE: BB; TSX: BB) provides intelligent security software and services to enterprises and governments around the world. The company secures more than 500M endpoints including in over 235M vehicles. Based in Waterloo, Ontario, the company leverages AI and machine learning to deliver innovative solutions in the areas of cybersecurity, safety and data privacy solutions, and is a leader in the areas of endpoint security management, encryption, and embedded systems. BlackBerry’s vision is clear - to secure a connected future you can trust.

BlackBerry. Intelligent Security. Everywhere.

Cautionary Note Regarding Forward-Looking Statements

Certain statements in this press release, including, among others: the proposed terms of the notes; the size of the notes offering, including the potential exercise of the initial purchasers’ option to purchase additional notes and the expected use of the net proceeds from the sale of the notes, are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 and applicable Canadian securities laws. Forward-looking statements are often characterized by the use of words such as “believes,” “estimates,” “expects,” “projects,” “may,” “will,” “intends,” “plans,” “should,” or “anticipates,” and similar expressions. All forward-looking statements in this press release are based on Blackberry’s current expectations, forecasts, estimates and assumptions, and involve risks, uncertainties and other factors that could cause results or events to differ materially from those expressed in the forward-looking statements.

Additional factors that could cause results to differ materially from those projected in the forward-looking statements are contained in BlackBerry’s most recent Annual Report on Form 10-K and Quarterly Report on Form 10-Q, including in the “Cautionary Note Regarding Forward-Looking Statements” section of BlackBerry’s MD&A (copies of which may be obtained at www.sedarplus.ca or www.sec.gov). All of these factors should be considered carefully, and readers should not place undue reliance on BlackBerry’s forward-looking statements. Forward-looking statements are intended to enable BlackBerry’s shareholders to view the anticipated performance and prospects of BlackBerry from management’s perspective at the time such statements are made, and they are subject to the risks that are inherent in all forward-looking statements, as described above, as well as difficulties in forecasting BlackBerry’s financial results and performance for future periods, particularly over longer periods, given changes in technology and BlackBerry’s business strategy, evolving industry standards, intense competition and short product life cycles that characterize the industries in which BlackBerry operates. BlackBerry has no intention and undertakes no obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, except as required by applicable law.

Investor Contact:

BlackBerry Investor Relations

+1 (519) 888-7465

investorrelations@blackberry.com

Media Contact:

BlackBerry Media Relations

+1 (519) 597-7273

mediarelations@blackberry.com